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                                                                   Exhibit 10.13
                              FORFEITURE AGREEMENT

         THIS FORFEITURE AGREEMENT (the "Agreement") is made as of June 6, 1999, by and between Commonwealth Principals II LLC, a Delaware limited liability company ("Commonwealth"), and Clarant Worldwide Corporation, a Delaware corporation ("Clarant").

                                    RECITALS

A. Commonwealth is the majority shareholder of Clarant.

B. In connection with the initial public offering of shares of Clarant common stock (the "IPO"), Clarant will, simultaneously with the closing of the IPO, close on the acquisition by merger of all of the capital stock of RSI Group, Inc., a Texas corporation ("RSI"), pursuant to the terms and conditions of that certain Agreement and Plan of Organization dated June 1, 1999 (the "Merger Agreement"), by and among Clarant, RSI I Acquisition Corp., a Texas corporation, RSI, Resource Solutions International, LLC, a Texas limited liability company, Charles Harrison, Carolyn Brown and Bruce D. Grant (collectively, such individuals being the "Stockholders").

C. Pursuant to the Merger Agreement, Clarant has agreed that at the closing of the transactions contemplated by the Merger Agreement (i) if the IPO price per share of Clarant common stock is $11.00 or greater, then Clarant will issue to the Stockholders 1,094,545 shares of Clarant common stock plus cash of $469,091.71 times the IPO price per share of Clarant common stock, but (ii) if the IPO price per share of Clarant common stock is less than $11.00, Clarant will issue to the Stockholders $5,160,008.81 in cash plus a sufficient number of shares of Clarant common stock (valued at the IPO price per share) in addition to the 1,094,545 shares of Clarant common stock such that the total consideration paid to the Stockholders is $17,200,000.00.

D. Commonwealth has agreed to bear the economic burden of Clarant's commitment under the Merger Agreement to issue additional shares of Clarant common stock if the IPO price per share of Clarant common stock is less than $11.00 and, accordingly, Commonwealth and Clarant desire to arrange for the delivery by Commonwealth to Clarant of that number of shares of Clarant Common Stock in excess of 1,094,545 shares that Clarant is required to deliver to the Stockholders if the IPO price per share of Clarant common stock is less than $11.00.

         NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Commonwealth and Clarant hereby agree as follows:

         1. FORFEITURE OF SHARES. Commonwealth agrees that if the IPO price per share of Clarant common stock is less than $11.00, then Commonwealth will, simultaneously with the


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closing of the transactions contemplated by the Merger Agreement, deliver to
Clarant, at no cost to Clarant, that number of shares of Clarant common stock equal to the number of shares of Clarant common stock in excess of 1,094,545 shares that Clarant issues to the Stockholders pursuant to the Merger Agreement.

         2. FURTHER ASSURANCES. The parties hereto shall from time to time, at the request of any party hereto, execute and deliver such other instruments of conveyance and transfer and take such other actions as such party hereto may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.

         3. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties (written or oral) with respect to the subject matter of this Agreement and is intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may be amended or modified only by a written instrument duly executed by the parties.

         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware, without regard to its principles of conflicts of laws.

         5. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6. PARTIES IN INTEREST. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

         7. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person other than Commonwealth or Clarant or their respective successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

         8. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforce able in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, no one of which needs to be executed by both parties, and this Agreement shall be binding upon both parties with the same force and effect as if both parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement. In addition, this


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Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

         10. JURISDICTION. Any judicial proceeding brought against any of the parties hereto, with respect to this Agreement, may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the jurisdiction of any such court and waives any defense or opposition to such jurisdiction. Each party hereby waives the right to trial by jury in any judicial proceeding referred to in this Section 10.

         11. SPECIFIC PERFORMANCE; REMEDIES. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

         IN WITNESS WHEREOF, Commonwealth and Clarant have caused this Agreement to be executed as of the date first above written.


                                   COMMONWEALTH PRINCIPALS II LLC,
                                   a Delaware limited liability company


                                   By:
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                                   Name:
                                            ---------------------------
                                   Title:
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                                   Date:
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                                   CLARANT WORLDWIDE CORPORATION,
                                   a Delaware corporation


                                   By:
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                                   Name:
                                            ---------------------------
                                   Title:
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                                   Date:
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